Exhibit 10.3

EXHIBIT A

FORM OF SELLER LOCK-UP AGREEMENT

LOCK-UP AGREEMENT (COMPANY)

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of ________, 2023, by and among (i) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (ii) G-Star Management Corporation, in the capacity under the Business Combination Agreement (as defined below) as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), (iii) Gamehaus, Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), (iv) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), and (v) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on __________, 2023, Purchaser, the Purchaser Representative, Pubco, Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and the Company entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) the First Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and as a result of which, (i) the Company will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of the Company immediately prior to the effective time of the First Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive certain securities of Pubco, and (b) the Second Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Second Merger”), and as a result of which, (i) Purchaser will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the effective time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, at the Closing of the transaction contemplated by the Business Combination Agreement (the “Closing”), the Holder is the holder of the number of Pubco Ordinary Shares in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which certain share consideration to be issued to Holder (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Lock-Up Provisions.

(a) Holder hereby agrees not to Transfer any of its Restricted Securities during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) the Release Date,(y) the date after the occurrence of a Change of Control, and (z) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing; provided, however, that with respect to 50% of the Holder’s Restricted Securities, the Lock-up Period shall be the period commencing on the Closing and ending on the earliest of (x) the Release Date and (y) the date after the occurrence of a Change of Control. For the purposes of this Agreement the term “Transfer” shall mean: (i) lend, offer, pledge (except as provided herein below), hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise.

(b) The foregoing Section 1(a) shall not apply to the Transfer of any or all of the Restricted Securities owned by Holder (a) to Pubco’s officers or directors, any affiliates or family members of any of Pubco’s officers or directors, any members of the Sponsor (as defined in the Business Combination Agreement), or any affiliates of the Sponsor; (b) to any affiliate (as defined in Rule 405 of under the under the Securities Act of 1933, as amended) of Holder; (c) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) in the case of an entity, by distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder by virtue of the laws of the jurisdiction of the Holder’s organization and the Holder’s organizational documents upon the liquidation and dissolution of Holder; (g) by private sales made in connection with the consummation of a Change of Control at prices no greater than the price at which the securities were originally purchased; (h) by virtue of the laws of the Cayman Islands or the Company’s limited liability company agreement upon dissolution of the Company; (i) in the event of Pubco’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing; and (j) which were acquired in the PIPE Investment or in open market transactions after the Closing; provided, however, that in the case of clauses (a) through (g), it shall be a condition to such Transfer that the transferee executes and delivers to Pubco or the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement.

(c) As used in this Agreement, the term:

(X) “Change of Control” shall mean, subsequent to the Closing, the occurrence of a transaction or a series of related transactions pursuant to which Pubco/the Company completes a liquidation, merger, share exchange, reorganization, or other similar transaction that results in all of its shareholders having the right to exchange their Pubco Ordinary Shares for cash, securities or other property; and

(Y) “Release Date” shall mean the six (6) month anniversary of the date of the Closing.

(d) If any Transfer (except for any Transfer pursuant to Section 1(b)) is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) effective until the end of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [__________], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THAT CERTAIN REPRESENTATIVE OF PURCHASER NAMED THEREIN, PURCHASER AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations applicable to Holder under the Business Combination Agreement.

2	Representations and Warranties.

(a) Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of Purchaser, Purchaser’s legal counsel, or any other person.

(b) Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Pubco, or any economic interest in or derivative of such stock, other than those shares of Pubco capital stock specified on the signature page hereto. For purposes of this Agreement, the term Restricted Securities shall also include any shares of Pubco capital stock acquired by Holder during the Lock-Up Period, if any.

(c) No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

3	Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder and Purchaser are personal to Holder and Purchaser, as applicable, and may not be transferred or delegated by Holder or Purchaser at any time. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but from and after the Closing, the consent of the Purchaser Representative shall be required which shall not be unreasonably withheld). If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the City of New York, in the State of New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3(g). Nothing in this Section 3(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco: Gamehaus Holdings Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	with a copy (which will not constitute notice) to: Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com
If to the Company, to: Gamehaus Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	With a copy to (which shall not constitute notice): Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com

If to Purchaser or the Purchaser Representative, to:

Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor

New York, New York, 10013

Attention: Chief Executive Officer

Email: ceo@goldenstarcorp.net

With a copy to (which shall not constitute notice): Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, N.Y. 10006 Attention: Bill Huo, Esq. Email: bhuo@beckerlawyers.com
If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement	with a copy (which will not constitute notice) to: Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, N.Y. 10006 Attention: Bill Huo, Esq. Email: bhuo@beckerlawyers.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, the Company, Purchaser (as represented by the Purchaser Representative) and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Pubco, the Company and Purchaser (as represented by the Purchaser Representative) shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco, the Company and Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under any other agreement between Holder and Pubco, the Company or Purchaser (as represented by the Purchaser Representative) or any certificate or instrument executed by Holder in favor of Pubco, the Company or Purchaser (as represented by the Purchaser Representative), and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco, the Company or Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Email. This Agreement may also be executed and delivered by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

Gamehaus Holdings Inc.

By:
Name:
Title:

Company:

Gamehaus, Inc.

Name:
Title:

{Additional Signature on the Following Page}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

GOLDEN STAR ACQUISITION CORPORATION

By:
Name:	Linjun Guo
Title:	Chief Executive Officer

Purchaser Representative:

G-STAR MANAGEMENT CORPORATION

By:
Name:	Linjun Guo
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:

Name:

Number of Restricted Securities of Holder:

Address for Notice:

Address:

Facsimile No:

Telephone No:

Email: